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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                              CONTACT:      P. BLAKE DUPUIS
                                                                    409-291-2277

              MITCHAM INDUSTRIES ANNOUNCES STOCK REPURCHASE PROGRAM

HUNTSVILLE, Texas - February 14, 2000 - Mitcham Industries, Inc. (NASDAQ: MIND) today announced that its Board of Directors has authorized the repurchase of up to 1.0 million shares of the Company's common stock. The Company expects the repurchases to take place from time to time in the open market or in privately negotiated purchase transactions as market and financial conditions warrant.

Billy F. Mitcham, Jr., Mitcham's Chairman, President and Chief Executive Officer, stated, "We believe that this repurchase program represents an excellent investment opportunity for the Company and its shareholders and reflects our confidence in the value of our stock."

Mitcham Industries, Inc. is the leading independent company specializing in the leasing of 3-D seismic equipment to the oil and gas industry. Mitcham also sells new and "experienced" seismic equipment.





This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the company's products and services, the company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct, and actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include uncertainty of the oil and gas industry and demand for services, dependence upon additional lease contracts; customer concentration and credit risk; industry consolidation; the risk of technological obsolescence of the company's lease fleet; vulnerability to weather conditions and seasonality of results; dependence upon suppliers; risks related to Year 2000 issues; and other factors which are disclosed in the company's Securities and Exchange Commission filings, available from the company without charge. Further, all written and verbal forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by such factors.